Prospectus Supplement                                                                                                                Filed Pursuant to Rule 424(b)(5)
To Prospectus dated February 14, 2012                                                                                     File No.  333-178484

Convertible Notes

Series E Warrants, and

Shares of common stock underlying the Convertible Notes and Series E Warrants

This prospectus supplement relates to the issuance and sale of up to $3,333,333.33 in original principal amount of convertible notes (the “Notes”), Series E Warrants to purchase up to 500,000 shares of common stock (the “Warrants”), and shares of common stock underlying the Notes and Warrants.  The Notes are being offered at an original issue discount of 10% for an aggregate purchase price of $3,000,000.  The initial conversion price of the Notes is $4.50 per share of common stock, subject to adjustment.  The initial exercise price of the Warrants is $3.00, subject to adjustment.  The Warrants are exercisable at any time after the six month and one day anniversary of the closing date and have a three year term.  We are also registering the shares of common stock underlying the Notes and Warrants that are issuable upon conversion of the Notes and exercise of the Warrants.  All costs associated with this offering will be borne by us.  For a more detailed description of the Notes and Warrants, see Description of Securities in the Offering, page S-11.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “ROYL.”  On October 26, 2012, the closing price of our common stock on the Nasdaq Capital Market was $2.99 per share.  There is currently no market for the Notes or Warrants and none is expected to develop after this offering.

C. K. Cooper & Company, Inc., or CKCC, is acting as our placement agent in this offering on a best-efforts basis, for which we have agreed to pay CKCC a placement agent fee of 5% of the gross proceeds received by us in this offering.  See Plan of Distribution, page S-10.

As of October 26, 2012, the aggregate market value of our outstanding common stock held by non-affiliates as approximately $43,642,070, based on 12,589,102 outstanding shares of common stock (including shares issuable on exercise of options and warrants), of which 9,275,679 shares were held by non-affiliates, and a per share price of $4.705 based on the average of the bid and asked price of our common stock within 60 days prior to the date of sale (September 27, 2012).  During the period of 12 calendar months immediately prior to, and including, the date of this prospectus, we have sold securities in the amount of $7,826,663.41 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. Risks associated with any investment in our securities are described in “Risk Factors” beginning on page S-4 of this prospectus supplement and in certain of our filings with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 28, 2012.

TABLE OF CONTENTS
Prospectus Supplement
Page

ABOUT THIS PROSPECTUS SUPPLEMENT S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS S-2

TERMS OF THE OFFERING S-3

BUSINESS OVERVIEW S-4

RISK FACTORS S-4

USE OF PROCEEDS S-9

DILUTION S-9

PLAN OF DISTRIBUTION S-10

DESCRIPTION OF SECURITIES IN THE OFFERING S-11

LEGAL MATTERS S-13

EXPERTS S-13

WHERE YOU CAN FIND MORE INFORMATION S-13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE S-13

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not authorized anyone, and the underwriter has not authorized anyone, to give you information different from that contained in this prospectus supplement and the accompanying prospectus or such incorporated documents. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only, regardless of when this prospectus supplement is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

About This Prospectus Supplement

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell certain of our securities up to an aggregate amount of $100,000,000 in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.  Thus, this document is comprised of two parts. The first part is the prospectus supplement, which describes the terms of this offering of the Notes and Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, which provides more general information about us and the securities we may offer from time to time under our shelf registration statement. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. You should read carefully both this prospectus supplement and the accompanying prospectus, as both include important information about us, our securities and other information you should know before investing. If information varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should also read and consider the information in the documents we have referred you to in Where You Can Find More Information, page S-13.

As used in this prospectus supplement and accompanying prospectus, “we,” “us,” “our,” or “our company” refers to Royale Energy, Inc.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus and other filings with the SEC, reports to our shareholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could,” “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

The factors that could cause actual results to differ include, but are not limited to, those risks that are outlined under the Risk Factors section contained in this prospectus supplement and the accompanying prospectus, as well as those risks that are disclosed in our periodic reports filed with the SEC pursuant the Exchange Act.  New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. Except as required by law, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Terms of the Offering

The following is a summary of certain terms of this offering and does not purport to be complete. For a more complete description of the terms of the Notes and Warrants issued in this offering, see Description of Securities in the Offering beginning on page S-11 of this prospectus supplement and Description of Capital Stock beginning on page 7 of the accompanying prospectus.

Issuer	Royale Energy, Inc., a California corporation.

The Convertible Notes
We are offering convertible notes in the aggregate original principal amount of $3,333,333.33 (the “Notes”).  The Notes will be offered with an original issue discount of 10%, and the aggregate purchase price of the Notes is $3,000,000.  The Notes are not interest bearing unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.  The Notes have a maturity date of December 31, 2014.

The Series E Warrants
The Warrants are exercisable at any time after the six month and one day anniversary of the closing date and have a three year term.

The Warrants provide that the holders are entitled to purchase 500,000 shares of common stock at $3.00 per share.  The exercise price is subject to adjustment as described in this prospectus supplement.

Common stock underlying the Notes and Warrants	We are also offering pursuant to this prospectus all shares of common stock underlying the Notes and Warrants. On October 23, 2012, 12,589,102 fully diluted shares of common stock were outstanding. 1

Nasdaq Capital Market Symbol	Common stock: ROYL There is currently no market for the Notes or Warrants and none is expected to develop after this offering.

Use of proceeds
We estimate that our proceeds from this offering will be approximately $3 million, before deducting the placement agent fee and estimated offering expenses payable by us.  If the Warrants are fully exercised to purchase common stock at the initial exercise price, we would receive an additional $1,500,000, for at total of $4,500,000.  Subject to the limitations contained in the securities purchase agreement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus supplement for general corporate purposes, which may include without limitation, debt repayment, and capital expenditures on oil and gas properties. Pending any specific application, we may initially invest funds in short-term marketable securities.  See Use of Proceeds on page S-9.

Risk factors
Investing in the Notes and Warrants involves certain risks. You should carefully consider the information set forth in the section of this prospectus supplement titled “Risk Factors,” our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011, and the other information included in or incorporated by reference in this prospectus supplement and accompanying prospectus before deciding whether to invest in our securities.

______________

(1)  The number of shares of common stock outstanding before this offering is based on 11,394,853 shares issued and outstanding as of October 23, 2012, plus, as of that date, (1) 346,308 shares issuable upon the exercise of outstanding stock options issued with a weighted-average exercise price of 3.25 per share, and (2) 821,549 shares issuable on the exercise of outstanding warrants issued to investors with a weighted-average exercise price of $2.71 per share.

Business Overview

We are an independent oil and natural gas producer.  We produce and sell natural gas and oil, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling.  We own wells and leases located mainly in the Sacramento Basin and San Joaquin Basin in California.  Our principal executive office is located at 7676 Hazard Center Drive, 15th Floor, San Diego, California 92108 (telephone 619-881-2800).

Risk Factors

Please carefully consider the following risk factors before deciding to invest in the Notes and Warrants.

Risks Related to our Business and Industry

We depend on market conditions and prices in the oil and gas industry.

Our success depends heavily upon our ability to market oil and gas production at favorable prices.  In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts.  As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas.  The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Natural gas demand and the prices paid for gas are seasonal.  The fluctuations in gas prices and possible new regulations create uncertainty about whether we can continue to produce gas for a profit.

Prices for oil and natural gas affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital.  Lower prices may also reduce the amount of oil and natural gas that we can economically produce.  Any substantial and extended decline in the price of oil or natural gas would decrease our cash flows, as well as the carrying value of our proved reserves, our borrowing capacity and our ability to obtain additional capital.

Variance in estimates of oil and gas reserves could be material.

The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  As a result, such estimates are inherently imprecise.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

You should not construe the standardized measure of proved reserves contained in our annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with Securities and Exchange Commission requirements, we have based the standardized measure of future net cash flows from the standardized measure of proved reserves on the average price during the 12-month period before the ending date of the period covered by the report, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

·	the timing of both production and related expenses;

•	changes in consumption levels; and

•	governmental regulations or taxation.

In addition, the calculation of the standardized measure of the future net cash flows using a 10% discount as required by the Securities and Exchange Commission is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

Any significant variance in these assumptions could materially affect the estimated quantities and present value of our reserves.  In addition, our standardized measure of proved reserves may be revised downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.  Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

Future acquisitions and development activities may not result in additional proved reserves, and we may not be able to drill productive wells at acceptable costs.

In general, the volume of production from oil and gas properties declines as reserves are depleted.  Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploration activities, or both, our proved reserves will decline as reserves are produced.  Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.

The business of acquiring, enhancing or developing reserves is capital intensive. We require cash flow from operations as well as outside investments to fund our acquisition and development activities.  If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The oil and gas industry has mechanical and environmental risks.

Oil and gas drilling and production activities are subject to numerous risks.  These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves.  New wells we drill may not be productive and we may not recover all or any portion of our investment in the well.  Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean up responsibilities, regulatory investigation and penalties and suspension of operations.  In accordance with customary industry practice, we maintain insurance for these kinds of risks, but we cannot be sure that our level of insurance will cover all losses in the event of a drilling or production catastrophe.  Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Drilling is a speculative activity even with newer technology.

Assessing drilling prospects is uncertain and risky for many reasons.  We have grown in the past several years by using 3-D seismic technology to acquire and develop exploratory projects in northern California, as well as by acquiring producing properties for further development.  The successful acquisition of such properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.

Nevertheless, exploratory drilling remains a speculative activity.  Even when fully utilized and properly interpreted, 3-D seismic data and other advanced technologies assist geoscientists in identifying subsurface structures but do not enable the interpreter to know whether hydrocarbons are in fact present.  In addition, 3-D seismic and other advanced technologies require greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of these costs.

Therefore, our assessment of drilling prospects are necessarily inexact and their accuracy inherently uncertain.  In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices.  Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.

Breaches of contract by sellers of properties could adversely affect operations.

In most cases, we are not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an “as is” basis with limited remedies for breaches of representations and warranties.  In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not fulfill those obligations and leave us with the costs.

We may not be able to acquire producing oil and gas properties which contain economically recoverable reserves.

Competition for producing oil and gas properties is intense and many of our competitors have substantially greater financial and other resources than we do.  Acquisitions of producing oil and gas properties may be at prices that are too high to be acceptable.

We require substantial capital for exploration and development.

We make substantial capital expenditures for our exploration and development projects.  We will finance these capital expenditures with cash flow from operations and sales of direct working interests to third party investors.  We will need additional financing in the future to fund our developmental and exploration activities.  Additional financing that may be required may not be available or continue to be available to us.  If additional capital resources are not available to us, our developmental and other activities may be curtailed, which would harm our business, financial condition and results of operations.

Profit depends on the marketability of production.

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities.  Most of our natural gas is delivered through natural gas gathering systems and natural gas pipelines that we do not own.  Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, and/or changes in supply and demand and general economic conditions could adversely affect our ability to produce and market its oil and gas.  Any dramatic change in market factors could have a material adverse effect on our financial condition and results of operations.

We depend on key personnel.

Our business will depend on the continued services of our co-presidents and co-chief executive officers, Donald H. Hosmer and Stephen M. Hosmer.  Stephen Hosmer is also the chief financial officer.  We do not have employment agreements with either Donald or Stephen Hosmer.  The loss of the services of either of these individuals would be particularly detrimental to us because of their background and experience in the oil and gas industry.

The Hosmer family exerts significant influence over shareholder matters.

The control positions held by members of the Hosmer family may discourage others from making bids to buy us or change our management without their consent.  Donald H. Hosmer is our co-president with Stephen M. Hosmer, who is also our chief financial officer.  Harry E. Hosmer is the chairman of our board of directors.  Together, they make up three of the eight members of our board of directors.  At October 23, 2012, these individuals owned or controlled the following amounts of our common stock, including shares they had the right to acquire on the exercise of outstanding stock options:

Name	Number of Shares (1)	Percent(2), (3)
Donald H. Hosmer	935,302	8.17%
Stephen M. Hosmer (4)	1,260,435	11.01%
Harry E. Hosmer	673,692	5.89%
Total	2,869,429	24.72%

(1)	Includes the following options to purchase shares of stock: Donald H. Hosmer – 50,000, Stephen M. Hosmer – 50,000, and Harry E. Hosmer – 50,000.

(2)	Based on total of 11,394,853 issued and outstanding shares on October 24, 2012.

(3)	Calculated pursuant to Rule 13d-3 of the Securities and Exchange Commission.

(4)	Includes 24,000 shares of stock owned by the minor children of Stephen M. Hosmer. Mr. Hosmer disclaims beneficial ownership of the shares owned by his children.

The amount of stock owned by Hosmer family members make it quite likely that they could control the outcome of any contested vote of the shareholders on matters related to our management.

The oil and gas industry is highly competitive.

The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel.  Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us.  They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and gas reserves.

Governmental regulations can hinder production.

Domestic oil and gas exploration, production and sales are extensively regulated at both the federal and state levels.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance.  State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations.  Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties.  Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection.  The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability.  Changes in the laws, rules or regulations, or the interpretation thereof, could have a materially adverse effect on our financial condition or results of operation.

Minority or royalty interest purchases do not allow us to control production completely.

We sometimes acquire less than the controlling working interest in oil and gas properties.  In such cases, it is likely that these properties would not be operated by us.  When we do not have controlling interest, the operator or the other co-owners might take actions we do not agree with and possibly increase costs or reduce production income in ways we do not agree with.

Environmental regulations can hinder production.

Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal.  Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.  We have inspections performed on our properties to assure environmental law compliance, but inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

Risks Related to this Offering

The price per share at which the Notes automatically convert following a request for redemption will likely be significantly less than $4.50 per share, and the exercise price of the Warrants may be significantly less than $3.00 per share.  A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

           A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. If holders of the Notes exercise their right to require us to redeem the Notes, we are required to repay the Notes in cash unless we are entitled to elect, and do elect, an automatic conversion to occur with respect to the amount submitted for redemption.  If we properly and timely elect for an automatic conversion to occur, the amount of the Notes submitted for redemption will automatically convert into shares of our common stock based on the lower of (i) the conversion price then in effect and (ii) 80% of the average of the weighted average prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date.  For example, if an automatic conversion occurred on October 26, 2012, we would be valuing our shares at $2.84056 per share automatic conversion instead of $2.991, which was the closing sale price of our common stock on October 26, 2012. Additionally, although the Warrants have an initial exercise price of $3.00 per share, the price will be reduced in the future if we issue additional shares at less than the initial exercise price.

           Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

We are required to hold a shareholders’ meeting no later than June 30, 2013, to vote on various proposals related to this offering, and if we fail to obtain such approval, we are required to continue to pursue such approval on a periodic basis.

 We have agreed to hold a shareholders’ meeting no later than June 30, 2013, to approve: (A) an amendment of our Articles of Incorporation to increase the Company’s authorized capital stock to

51,000,000 shares, including 50,000,000 shares of common stock and 1,000,000 shares of preferred stock; and (B) making the exchange cap in the Notes and the floor price on the exercise price of the Warrants inapplicable with respect to issuances of common stock in excess of the exchange cap in the Notes and below the floor price in the Warrants in accordance with Nasdaq rules.

If we are unable to get the requested shareholder approval, we may be required to repay the Notes using our cash, which would require us to use our working capital to make the repayments. We may not have sufficient working capital to make such payments, or to the extent we are able to make such payments, it will reduce the amount of working capital we have to operate our business. In addition, if we are unable to obtain the requested shareholder approval, the exercise price of our Warrants will not be permitted to be reduced below the current floor price of $2.98 per share, which may cause the exercise price to be greater than our market price and cause the Warrant to be worthless.

We recently temporarily failed to meet the Nasdaq Capital Market’s continued listing requirements, which may negatively impact our ability to continue listing our common stock.

On May 8, 2012, we notified the Nasdaq Capital Market that our Audit Committee was comprised of only two members as of July 8, 2011, the date of our 2011 annual meeting.  At the 2011 annual meeting, one director who was a member of our Audit Committee retired from our board of directors and was not replaced, resulting in a vacancy on the Audit Committee.  Failure to maintain an Audit Committee of at least three independent members of the board of directors is a violation of Nasdaq Rule 5605(c)(2).  Our board of directors appointed Gary Grinsfelder as an independent member of the Audit Committee, returning the membership of the Audit Committee to three members on May 9, 2012.  On May 15, 2012, we received a letter from the Nasdaq Capital Market, which acknowledged receipt of our notice of non-compliance with Rule 5605(c)(2), and which stated that we had regained compliance with the Rule and that the Nasdaq Capital Market has closed the matter.  In the future, should we fail to maintain similar or other listing standards, we may not be able to maintain the listing of our common stock.  Our failure to maintain such listing would limit your ability to trade in our common stock upon conversion of the Notes or exercise of the Warrants.

Use Of Proceeds

We estimate the net proceeds to us from the sale of Notes and Warrants that we are selling in this offering will be approximately $2,780,000, after deducting the sales commissions and estimated offering expenses payable by us.  If all of the Warrant shares are purchased at the initial exercise price, we would realize an additional $1,500,000 from the sale of common stock on exercise of the Warrants.  Subject to the limitations contained in the securities purchase agreement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus supplement for general corporate purposes, which may include without limitation, debt repayment, and capital expenditures on oil and gas properties. Pending any specific application, we may initially invest funds in short-term marketable securities.

Dilution

Our net tangible book value as of June 30, 2012, was approximately $6.9 million, or $0.62 per share of common stock.  Net tangible book value per share is determined by dividing our total tangible assets(1) less total liabilities by the number of shares of our common stock outstanding. Assuming the conversion of the Notes to common stock and exercise of the Warrants issued in the offering, our net tangible book value per share of common stock would be approximately $0.83.

In calculating the amounts in the following table, we have assumed that the initial conversion price of the Notes of $4.50 per share and the initial exercise price of the Warrants of $3.00 per share is the price at which holders of the Notes and Warrants will purchase shares of common stock. After giving effect to: (i) the conversion of the Notes into 740,741 shares of common stock at the conversion price of $4.50 per share, and (ii) the exercise of the Warrants into 500,000 shares of common stock at an exercise price of $3.00 per share, the common stock issuable on conversion of the Notes and exercise of the Warrants would have a weighted average price per share of $3.90.

After deducting estimated offering expenses of $220,000 (which includes the maximum fee to our placement agent assuming the full exercise of the Warrants), our net tangible book value at June 30, 2012 would have been approximately $11,188,934, or approximately $0.55 per share. This represents an immediate dilution of $3.06 per share to new investors purchasing securities in this offering.

The following table illustrates this per share dilution to new investors assuming conversion of the Notes and exercise of the Warrants into common stock and completion of the offering:

Weighted average public offering price per share (assumed)	$3.90

Net tangible book value per share as of June 30, 2012	$0.55

Increase in net tangible book value per share attributable to this offering	$0.28

As adjusted net tangible book value per share after this offering	$0.83

Dilution per share to new investors in this offering	$3.06

Plan of Distribution

           CKCC, which we refer to as the placement agent, has agreed to act as the placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with the purchasers in connection with this offering pursuant to which we will sell to the purchasers $3,333,333.33 in original principal amount of the Notes and the Warrants to purchase up to an additional 500,000 shares  of our common stock, for an aggregate purchase price of $3,000,000.

We negotiated the price in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock, Notes and Warrants by the placement agent. Under these rules and regulations, the placement agent (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past and may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses; however, we have no such current arrangements with the placement agent.

We will also agree to indemnify the purchasers and the placement agent against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement. We have agreed to indemnify the placement agent against liabilities under the Securities Act.

Fees

The placement agent will be entitled to a cash fee of 5% of the gross proceeds paid to us for the securities we sell in this offering, when and as received by us. Assuming we complete the offering for $3,000,000 gross proceeds from sale of the Notes and the Warrants, the placement agent will receive a fee of $150,000.

Because there is no minimum offering amount required, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than 8% of the initial gross proceeds from the sale of any securities being offered hereby.

The sale of the Notes and Warrants will be completed on October 29, 2012, or October 30, 2012. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $220,000, which include legal and printing costs, and various other fees. At the closing, we will mail the Notes and Warrants directly to the purchasers at the respective addresses set forth in the securities purchase agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement. Copies of the placement agency agreement and the securities purchase agreement have been included as exhibits to our current report on Form 8-K that has been filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Description of Securities In The Offering

The material terms and provisions of the Notes and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of Notes and Warrants which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Description of Notes

We are offering Notes in the aggregate original principal amount of $3,333,333.33, which Notes are convertible into shares of our common stock.

The Notes will be issued with an original issue discount of approximately 10%, and the aggregate purchase price of the Notes will be $3,000,000. The Notes are not interest bearing unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are initially convertible into shares of common stock at a conversion price of $4.50 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. We are required to repay the Notes in cash upon the maturity date on December 31, 2014.

During each calendar quarter from January 1, 2013, through December 31, 2014, each of the holders of the Notes shall have the right, in its sole discretion, to require the Company to redeem up to 25% of the original principal amount of such holder’s Note each quarter.  If a holder elects to redeem a portion of its Notes in any calendar quarter, we are required to redeem the Notes in cash at the rate of 102.5% of the amount redeemed plus all accrued and unpaid interest and late charges unless we elect for an automatic conversion of the redemption amount to occur.

To elect for an automatic conversion to occur, we must make an irrevocable decision for the automatic conversion to occur within 2 trading days after delivery of a holder’s redemption notice.  The automatic conversion will occur 21 trading days after we elect for the automatic conversion to occur (the “Automatic Conversion Date”), and the automatic conversion will convert the submitted redemption amount into our shares of common stock at a price equal to the lower of (i) the conversion price then in effect and (ii) 80% of the average of the volume weighted average price of our common stock during the 20 trading day period prior to the automatic conversion date (the “Automatic Conversion Price”). If we elect for an automatic conversion to occur, we must deliver a number of shares of our common stock to the redeeming Note holder one day after such election equal to the submitted redemption amount divided by the lower of the conversion price then in effect and 80% of the average of the volume weighted average price of our common stock prior to the election date (the “Pre-Automatic Conversion Price). On Automatic Conversion Date, to the extent we owe the Note holders additional shares as a result of the Automatic Conversion Price being lower than the Pre-Automatic Conversion Price, we will issue the Note holder additional shares, and to the extent we have issued excess shares as a result of the Automatic Conversion Price being greater than the Pre-Automatic Conversion Price, such shares will be applied to future conversions.

           If an event of default occurs under the Notes, the Note holders may require us to redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

If a “fundamental transaction” (such as a merger, consolidation, change of control, sale of all or substantially all of our assets or other similar transactions) occurs, the Note holders have the right to have their notes redeemed in cash for an amount equal to 135% of the greatest of (i) the amount required to be redeemed, (ii) the greatest equity value of the shares of common stock underlying the Notes during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of such fundamental transaction and (y) the public announcement of such fundamental transaction and ending on the date the holder delivers the redemption notice to us and (iii) the consideration to be paid for the common stock underlying the portion of the Note submitted for redemption in connection with such fundamental transaction.

The conversion price of the Notes is also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Description of Warrants

We are also offering to the purchasers of the Notes Series E Warrants to acquire shares of common stock (the “Warrants”).

The Warrants are exercisable in whole or in part any time after the six month and one day anniversary of the date of issuance.  The Warrants provide that the holders are entitled to purchase an aggregate of 500,000 shares at an initial exercise price of $3.00 per share.

If we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances, subject to a floor price of $2.98 per share until we obtain shareholder approval (as discussed below).

To the extent we enter into a fundamental transaction (as defined above), each Warrant holder may require us to purchase its Warrants at its Black-Scholes value.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Limitations on Exercise

Until we receive shareholder approval, we may not issue to the holders of the Notes upon their conversion 20% or more of our common stock outstanding on the date hereof. The conversion and exercisability of the Notes and Warrants may be limited if, upon conversion or exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Shareholder Approval; Other Covenants

We have agreed in the securities purchase agreement to, among other things, (i) not issue any securities for each period commencing on the date of receipt of an optional redemption notice and ending 20 trading days following the redemption required by such optional redemption notice, subject to certain limited exceptions, (ii) not to enter into a variable rate transaction at any time until the earlier of two years from the closing date or the date on which the Notes and Warrants are no longer outstanding, and (iii) to allow the investors to participate in future issuances of securities, subject to certain exceptions, for a period of one year from the date hereof.  In addition, we have agreed to hold a shareholders’ meeting no later than June 30, 2013, to approve: (A) an amendment of our Articles of Incorporation to increase the Company’s authorized capital stock to 51,000,000 shares, including 50,000,000 shares of common stock and 1,000,000 shares of preferred stock; and (B) making the exchange cap in the Notes and the floor price on the exercise price of the Warrants inapplicable with respect to issuances of common stock in excess of the exchange cap in the Notes and below the floor price in the Warrants in accordance with Nasdaq rules.

Legal Matters

The legality of the issuance of the securities offered in this prospectus supplement will be passed upon for us by Strasburger & Price, LLP, Austin, Texas.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC.  You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street, N.E.
Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

Incorporation Of Certain Documents By Reference

This prospectus supplement is part of a registration statement filed with the SEC.  The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.  The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus supplement:

-	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012.
-	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012 filed with the SEC on May 15, 2010, and August 13, 2010, respectively.
-	Our Current Reports on Form 8-K filed with the SEC on February 17, 2012, .March 14, 2012, April 3, 2012, May 14, 2012, May 18, 2012, and July 3, 2012.
-	Our Definitive Proxy Statement for our 2012 Annual Meeting of Shareholders, filed with the SEC on April 30, 2012.
-	Our Registration Statement on Form S-3, filed with the SEC on December 14, 2011.

-	Our Amended Registration Statements on Form S-3/A, filed with the SEC on January 24, 2012, February 3, 2012 and March 20,2012.
-	Our Prospectus Supplement Filed with the SEC on February 21, 2012.
-	Our Prospectus Supplement Filed with the SEC on June 13, 2012.
-
All reports and other documents subsequently field by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

-	A description of our common stock contained in our registration statement on Form 8-A filed October 24, 2003.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Royale Energy, Inc., 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108, Attn:  Corporate Secretary, telephone number:  619-881-2800.  Our website address is www.royl.com.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone else to provide you with different or additional information.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus supplement and the prospectus is accurate as of any date other than the date of those documents.

PROSPECTUS

$100,000,000.00

COMMON STOCK PREFERRED STOCK WARRANTS DEBT SECURITIES	RIGHTS PURCHASE CONTRACTS UNITS

We may from time to time offer and sell any combination of common stock, preferred stock, convertible preferred stock, warrants, debt securities, rights, purchase contracts or units as described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to one or more purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol "ROYL."

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under Risk Factors, page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 14, 2012

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading “Risk Factors” above. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

About This Prospectus

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about us and this offering, the following summary may not contain all the information that may be important to you. For a complete understanding of our business and this offering, you should read this entire prospectus carefully, including the risks of investing discussed under Risk Factors. Page 1, and the information to which we refer you and the information incorporated into this prospectus by reference. Unless the context requires otherwise, in this prospectus the terms “Royale,” “we,” “us” and “our” refer to Royale Energy, Inc., a California corporation.

Royale Energy

We are an independent oil and natural gas producer.  We produce and sell natural gas, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling.  We own wells and leases located mainly in the Sacramento Basin and San Joaquin Basin in California.   Our principal executive office is located at 7676 Hazard Center Drive, 15th Floor, San Diego, California 92108 (telephone 619-881-2800).

Risk Factors

Please carefully consider the following risk factors before deciding to invest in our common stock.

We Depend on Market Conditions and Prices in the Oil and Gas Industry.

Our success depends heavily upon our ability to market oil and gas production at favorable prices.  In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts.  As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas.  The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Natural gas demand and the prices paid for gas are seasonal.  The fluctuations in gas prices and possible new regulations create uncertainty about whether we can continue to produce gas for a profit.

Prices for oil and natural gas affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital.  Lower prices may also reduce the amount of oil and natural gas that we can economically produce.  Any substantial and extended decline in the price of oil or natural gas would decrease our cash flows, as well as the carrying value of our proved reserves, our borrowing capacity and our ability to obtain additional capital.

Variance in Estimates of Oil and Gas Reserves could be Material.

The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  As a result, such estimates are inherently imprecise.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

You should not construe the standardized measure of proved reserves contained in our annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with Securities and Exchange Commission requirements, we have based the standardized measure of future net cash flows from the standardized measure of proved reserves on the average price during the 12-month period before the ending date of the period covered by the report, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

•	the timing of both production and related expenses;

•	changes in consumption levels; and

•	governmental regulations or taxation.

In addition, the calculation of the standardized measure of the future net cash flows using a 10% discount as required by the Securities and Exchange Commission is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

Any significant variance in these assumptions could materially affect the estimated quantities and present value of our reserves.  In addition, our standardized measure of proved reserves may be revised downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.  Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

Future Acquisitions and Development Activities May Not Result in Additional Proved Reserves, and We May Not be Able to Drill Productive Wells at Acceptable Costs.

In general, the volume of production from oil and gas properties declines as reserves are depleted.  Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploration activities, or both, our proved reserves will decline as reserves are produced.  Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.

The business of acquiring, enhancing or developing reserves is capital intensive. We require cash flow from operations as well as outside investments to fund our acquisition and development activities.  If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The Oil and Gas Industry has Mechanical and Environmental Risks.

Oil and gas drilling and production activities are subject to numerous risks.  These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves.  New wells we drill may not be productive and we may not recover all or any portion of our investment in the well.  Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean up responsibilities, regulatory investigation and penalties and suspension of operations.  In accordance with customary industry practice, we maintain insurance for these kinds of risks, but we cannot be sure that our level of insurance will cover all losses in the event of a drilling or production catastrophe.  Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Drilling is a Speculative Activity Even With Newer Technology.

Assessing drilling prospects is uncertain and risky for many reasons.  We have grown in the past several years by using 3-D seismic technology to acquire and develop exploratory projects in northern California, as well as by acquiring producing properties for further development.  The successful acquisition of such properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.

Nevertheless, exploratory drilling remains a speculative activity.  Even when fully utilized and properly interpreted, 3-D seismic data and other advanced technologies assist geoscientists in identifying subsurface structures but do not enable the interpreter to know whether hydrocarbons are in fact present.  In addition, 3-D seismic and other advanced technologies require greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of these costs.

Therefore, our assessment of drilling prospects are necessarily inexact and their accuracy inherently uncertain.  In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices.   Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.

Breaches of Contract by Sellers of Properties Could Adversely Affect Operations.

In most cases, we are not entitled to contractual indemnification for pre closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an "as is" basis with limited remedies for breaches of representations and warranties.  In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not fulfill those obligations and leave us with the costs.

We May Not be Able to Acquire Producing Oil and Gas Properties Which Contain Economically Recoverable Reserves.

Competition for producing oil and gas properties is intense and many of our competitors have substantially greater financial and other resources than we do.  Acquisitions of producing oil and gas properties may be at prices that are too high to be acceptable.

We Require Substantial Capital for Exploration and Development.

We make substantial capital expenditures for our exploration and development projects.  We will finance these capital expenditures with cash flow from operations and sales of direct working interests to third party investors.  We will need additional financing in the future to fund our developmental and exploration activities.  Additional financing that may be required may not be available or continue to be available to us.  If additional capital resources are not available to us, our developmental and other activities may be curtailed, which would harm our business, financial condition and results of operations.

Profit Depends on the Marketability of Production.

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities.  Most of our natural gas is delivered through natural gas gathering systems and natural gas pipelines that we do not own.  Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, and/or changes in supply and demand and general economic conditions could adversely affect our ability to produce and market its oil and gas.  Any dramatic change in market factors could have a material adverse effect on our financial condition and results of operations.

We Depend on Key Personnel.

Our business will depend on the continued services of our co-presidents and co-chief executive officers, Donald H. Hosmer and Stephen M. Hosmer.  Stephen Hosmer is also the chief financial officer.  We do not have employment agreements with either Donald or Stephen Hosmer.  The loss of the services of either of these individuals would be particularly detrimental to us because of their background and experience in the oil and gas industry.

The Hosmer Family Exerts Significant Influence Over Stockholder Matters.

The control positions held by members of the Hosmer family may discourage others from making bids to buy Royale Energy or change its management without their consent.  Donald H. Hosmer is the co-president of the company.  Stephen M. Hosmer is the co-president and chief financial officer.  Harry E. Hosmer is the chairman of the board.  Together, they make up three of the seven members of our board of directors.  At December 1, 2011, these individuals owned or controlled the following amounts of Royale Energy common stock, including shares they had the right to acquire on the exercise of outstanding stock options:

Name	Number of Shares (1)	Percent (2), (3)
Donald H. Hosmer	987,159	9.03%
Stephen M. Hosmer (4)	1,289,169	11.81%
Harry E. Hosmer	704,626	6.46%
Total	2,965,954	27.30%

(1)	Includes the following options to purchase shares of stock: Donald H. Hosmer – 95,000, Stephen M. Hosmer – 80,000, and Harry E. Hosmer – 80,000.

(2)	Based on total of 10,834,123 outstanding shares on February 14, 2012.

(3)	Calculated pursuant to Rule 13d-3 of the Securities and Exchange Commission.

(4)	Includes 24,000 shares of stock owned by the minor children of Stephen M. Hosmer. Mr. Hosmer disclaims beneficial ownership of the shares owned by his children.

The amounts of stock owned by Hosmer family members make it quite likely that they could control the outcome of any contested vote of the stockholders on matters related to management of the corporation.

The Oil and Gas Industry is Highly Competitive.

The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel.  Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us.  They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and gas reserves.

Governmental Regulations Can Hinder Production.

Domestic oil and gas exploration, production and sales are extensively regulated at both the federal and state levels.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance.  State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations.  Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties.  Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection.  The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability.

Changes in the laws, rules or regulations, or the interpretation thereof, could have a materially adverse effect on our financial condition or results of operation.

Minority or Royalty Interest Purchases Do Not Allow Us to Control Production Completely.

We sometimes acquire less than the controlling working interest in oil and gas properties.  In such cases, it is likely that these properties would not be operated by us.  When we do not have controlling interest, the operator or the other co-owners might take actions we do not agree with and possibly increase costs or reduce production income in ways we do not agree with.

Environmental Regulations Can Hinder Production.

Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal.  Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.   We have inspections performed on our properties to assure environmental law compliance, but inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

Ratio Of Earnings To Fixed Charges

Our ratio of earnings to fixed charges for the periods indicated were:

	Nine Months Ended	Fiscal Year Ended December 31,
	September 30, 2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges (1)	0.07	44.21	--	--	--	--
Coverage deficiency (in thousands) (2)			$(3,147)	$(14,363)	$(3,885)	$(3,189)

(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense and the estimated interest included in rental expense.

(2	In 2009, 2008, 2007 and 2006, our earnings were inadequate to cover fixed charges We have set forth the amount of the coverage deficiency for each of the periods presented.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because our single outstanding class of Series AA preferred stock does not have the right to receive dividends except to the extent that dividends are declared on our common stock.

Use Of Proceeds

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including, without limitation, for capital expenditures, making acquisitions of assets, businesses or securities and for working capital. When a particular series of securities is offered, we will describe our intended use of the net proceeds of the offering in the applicable prospectus supplement.  Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

Plan Of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to a limited number  of purchasers or to one purchaser. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to a placement agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by us to any FINRA member or independent broker-dealer in connection with an offering of our securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

 We may distribute the securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to resell the securities to the public.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.  Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If we utilize an underwriter or dealer in the sale of the securities being offered by this prospectus, the underwriter and any participating dealers must comply with the rule of the Financial Industry Regulatory Authority (“FINRA”)

which prohibit persons associated with a FINRA member from participating in any manner in any public offering of securities in which the underwriting or other terms or arrangements in connection with or relating to the distribution of the securities, or the terms and conditions related thereto, are unreasonable.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Description Of Common Stock

We are authorized to issue 20 million shares of common stock, no par value per share.  As of September 30, 2011, 10,762,099 shares of our common stock were outstanding, excluding 750,000 shares issuable upon exercise of options by our officers and directors.  All outstanding shares of common are fully paid and not subject to further calls or assessments.

Each shareholder of the common stock is entitled to one vote for each share of common stock held on all matters to be voted on by shareholders. In the election of directors, no shareholder shall be entitled to cumulate votes ( i.e.,  case for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intention to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. Shareholders have no preemptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to the common stock. Shareholders are entitled to receive dividends, when declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the California Corporations Code. If we were to liquidate, dissolve, or wind up, the holders of the common stock would be entitled to receive,  pro rata , the net assets of the company remaining after we satisfied our obligations with our creditors and preferred stockholders. Under Article IV of our Articles of Incorporation, we have eliminated the potential liability for directors to us, and  we are also required to indemnify our directors against any liability for monetary damages, to the extent allowed by California law. 1

Description Of Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock, no par value per share.  Of that amount, currently 147,500 shares of Series AA Preferred Stock are authorized, of which 52,784 shares are outstanding.  Under California law and the provisions of our Amended and Restated Articles of Incorporation, the board of directors is authorized to issue separate series of preferred stock and to designate the terms of the shares of preferred stock of each series.  The board may designate series of preferred stock with differing rights and preferences, including:

•	The number of shares and title of each series;
•
Dividends, if any, to be paid on shares of preferred stock, whether dividends are to be paid in cash, securities or other consideration, and the relation dividends on one series will bear to other series or classes of stock;

•	Whether the shares are redeemable at the option of the corporation or callable at the option of the shareholder;
•	Whether a series receives any preference over other shares or series upon liquidation of the corporation;
•	Restrictions on the issuance of additional shares of the same series or other series; and
•	Voting rights, if any, of the holders of the shares.

The authorized but unissued shares of preferred stock could have anti-takeover effects.  Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company.  We have not adopted a share owner rights plan or other, similar anti-takeover measures.

Description Of Warrants

We may issue warrants for the purchase of debt securities, common stock or preferred stock.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate

1 The California Corporations Code allows corporations, including our company, to eliminate or limit the liability of directors for money damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the director’s duty. The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held. Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our directors.

warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, terms and number of shares of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants;
•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;
•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depository shares will be separately transferable;
•	the price at which each share of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of certain federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description Of Rights

We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. A copy of the applicable rights agreement will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;
•	the securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•	a discussion of certain United States federal income tax considerations applicable to the rights; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description Of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•	any provisions relating to any security provided for the purchase contracts;
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

Description Of Units

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. When we issue units, we will provide the specific terms of the units in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

Description Of Debt Securities

This prospectus describes certain general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement.  We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.  We will indicate in the applicable prospectus supplement any material variation from the terms described below.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will pay the principal on the debt securities at their stated maturity or otherwise;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
•
if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and
•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture will not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depository, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under Global Debt Securities and Book-Entry System, below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.

The depository has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depository for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depository for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depository for a global debt security, or its nominee, is the registered owner of that global debt security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depository for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depository, upon receipt of any payment of principal of or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depository is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depository and the depository’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, and may not permit any person to merge into, or convey, transfer or lease the properties and assets substantially as an entirety to us, unless:

•
the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Unless otherwise provided in the establishing board resolution, supplemental indenture or officer’s certificate, event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;
•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
default in the payment of any debt (including debt securities of any other series) when it becomes due aggregating $150,000, or more, and such debt is not discharged or acceleration is not rescinded or annulled within ten days after written notice to us by the holders of such debt in the manner provided in the applicable debt instrument;

•	certain events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as indicated above and as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if all events of default with respect to debt securities of that series, other than the non-payment of principal that has become due and payable solely as a result of such declaration of acceleration, have been cured or waived as provided in the indenture, and we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of that series;
•	the principal of any debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon;
•	interest upon any overdue principal and interest, to the extent payment thereof is lawful; and
•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within 60 days of receipt of such notice, and the trustee has failed to institute the proceeding within such 60 day period.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities, to institute suit for the enforcement of any such payment and to waivers or amendments, and provisions with respect to determining the currency exchange rate for certain amounts specified in the indenture in U.S. dollars; or

•	waive a redemption payment with respect to any debt security or change any provisions with respect to the redemption of any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund or analogous payments and interest on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Experts

Accounting Matters

Our financial statements as of December 31, 2010 and 2009, and for the years then ended, have been audited by Padgett, Stratemann & Co., L.L.P., independent public accountants, as indicated in their report contained in our Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and our registration statement on Form S-3.

Engineering Matters

Information related to the estimated proved reserves attributable to certain oil and gas properties of Royale Energy as of December 31, 2010, and estimates of future net cash flows and present value of the reserves have been incorporated by reference to Royale Energy's Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference, in reliance on the reserve reports, prepared by Netherland, Sewell & Associates, Inc., and Source Energy, LLC, registered independent petroleum engineers, whose reports were submitted to us on February 18, 2011, and February 23, 2011, respectively.

Legal Matters

The validity of the common shares offered pursuant to this prospectus will be passed on by Strasburger & Price, L.L.P., San Antonio, Texas.

Information Incorporated By Reference

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the documents listed below (SEC file No. 0-22750) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all shares offered by this Prospectus or until this offering is otherwise completed:

-	Our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on March 11, 2011.
-	Our Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 6, 2011.
-	Our Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on July 29, 2011.
-	Our Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 4, 2011.
-	The Current Report on Form 8-K filed with the SEC on March 9, 2011.
-	Our Definitive Proxy Statement for our 2011 Annual Meeting of Shareholders, filed with the SEC on May 13, 2011.

You may request free copies of these filings by writing or telephoning us at the following address:

Royale Energy, Inc.
7676 Hazard Centre Drive
Suite 1500
San Diego, CA 92108
619-881-2800
E-mail:  www.royl.com

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system.  You can find our SEC filings on the SEC's web site, www.sec.gov  You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  Our common stock is listed on the Nasdaq Capital Market, under the symbol "ROYL," and all reports, proxy statements and other information that we file with Nasdaq may be inspected at its offices at 1735 K Street N.W., Washington, D.C. 20006.

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law.  We use the calendar year as our fiscal year.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein.  This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted.  The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date.  If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

Disclosure Of Commission Position On Indemnification

Under Article IV of our Articles of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by California law.  The California Corporations Code allows corporations, including Royale Energy, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors' duties.  The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.